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                                  Exhibit 99.1

      LOS ANGELES, CA, DECEMBER 20, 2001 - Key3Media Group, Inc. (NYSE: KME), the world's leading producer of information technology tradeshows and conferences, today announced that it has raised an additional $15 million through a private placement of 5.5% Series B Convertible Redeemable Preferred Stock, at $25 per share, bringing the total new equity capital recently raised by the Company to $67 million.

      On November 27, 2001, Key3Media raised $52 million through a private placement of 1.0 million shares of its 5.5% Series A Convertible Stock and 1.08 million shares of its 5.5% Series B Convertible Preferred Stock, in each case for $25 per share. In addition, on December 12, 2001, the Company issued 300,000 shares of its 5.5% Series B Convertible Redeemable Preferred Stock in a private placement in exchange for $10 million face amount of its 11.25% Senior Subordinated Notes due 2011. For purposes of the exchange, Key3Media's senior subordinated notes were valued at $7.5 million and the convertible preferred shares were issued for $25 per share.

      Key3Media's Form 10-Q for the quarter ended September 30, 2001 contains a description of the terms of the company's convertible preferred stock.

      Key3Media Group, Inc., is the world's leading producer of information technology tradeshows and conferences, serving more than 6,000 exhibiting companies and 1.5 million attendees through 60 events in 18 countries. Key3Media's products range from the IT industry's largest exhibitions such as COMDEX and NetWorld+Interop to highly focused events featuring renowned educational programs, custom seminars and specialized vendor marketing programs. For more information about Key3Media, visit www.key3media.com.

      Key3Media's 5.5% Series A Convertible Redeemable Preferred Stock and 5.5% Series B Convertible Redeemable Preferred Stock will not be, and have not been, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act.

Certain matters discussed in this release are "forward-looking statements," including statements about Key3Media's future results, plans and goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. You can find many (but not all) of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans" and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Key3Media's actual results to differ materially from those expressed or implied in this release. These include, but are not limited to, economic conditions generally and in the information technology industry in particular; the timing of Key3Media's events and their popularity with exhibitors, sponsors and attendees; technological changes and developments; intellectual property rights; competition; capital expenditures; and factors impacting Key3Media's international operations. In addition, the terrorist attacks on September 11, 2001 have adversely affected the economy generally and significantly decreased air travel in particular. These developments have and will continue to adversely affect participation and attendance at Key3Media's events, although the Company is not able to quantify or reliably estimate the future impact that these matters may have on its businesses, results of operations or financial condition. The section entitled "Risk Factors" in the exhibits to the Form 8-K filed by Key3Media with the SEC on November 28, 2001, the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments" in the Form 10-Q for the quarter ended September 30, 2001 filed by Key3Media with the SEC, and the section entitled "Item 1.Business - Certain Factors That May Affect our Business" in the Annual Report on Form 10-K for the year ended December 31, 2000 filed by Key3Media with the SEC contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of
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Key3Media's forward-looking statements and/or adversely affect its business, results of operations and financial position. These statements and discussions are incorporated herein by reference. Key3Media does not plan to update any forward-looking statements.